Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) |    |

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation if not a U.S. national bank)	13-5160382 (I.R.S. employer identification no.)

One Wall Street, New York, N.Y. (Address of principal executive offices)	10286 (Zip code)

GENTIVA HEALTH SERVICES, INC.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4335801 (I.R.S. employer identification no.)

Names of Additional Registrants	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number

Access Home Health of Florida, Inc.	Delaware	06-1451363

Capital CareResources, Inc.	Georgia	58-2411159

Capital CareResources of South Carolina, Inc.	Georgia	56-2102603

Capital Health Management Group, Inc.	Georgia	58-2313705

CareNation, Inc.	Delaware	06-1607606

Chattahoochee Valley Home Care Services, Inc.	Georgia	03-0387821

Chattahoochee Valley Home Health, Inc.	Georgia	34-1994007

CHMG Acquisition Corp.	Georgia	04-3813487

CHMG of Atlanta, Inc.	Georgia	54-2089073

CHMG of Griffin, Inc.	Georgia	54-2089075

Eastern Carolina Home Health Agency, Inc.	North Carolina	56-1590744

Family Hospice, Ltd.	Texas	75-2588221

FHI GP, Inc.	Texas	75-2588220

FHI Health Systems, Inc.	Delaware	75-2588219

FHI LP, Inc.	Nevada	88-0335145

FHI Management, Ltd.	Texas	75-2588222

Gentiva Certified Healthcare Corp.	Delaware	11-2645333

Gentiva Health Services (Certified), Inc.	Delaware	11-3454105

Gentiva Health Services Holding Corp.	Delaware	11-3454104

Names of Additional Registrants	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number

Gentiva Health Services (USA) Inc.	Delaware	11-3414024

Gentiva Rehab Without Walls, LLC	Delaware	06-1725406

Gentiva Services of New York, Inc.	New York	11-2802024

Gilbert’s Home Health Agency, Inc.	Mississippi	64-0730826

Gilbert’s Hospice Care, LLC	Mississippi	20-0566932

Gilbert’s Hospice Care of Mississippi, LLC	Mississippi	20-1296854

Healthfield, Inc.	Delaware	58-1819650

Healthfield Home Health, Inc.	Georgia	58-1947694

Healthfield Hospice Services, Inc.	Georgia	58-2284736

Healthfield of Southwest Georgia, Inc.	Georgia	27-0131980

Healthfield of Statesboro, Inc.	Georgia	68-0593590

Healthfield of Tennessee, Inc.	Georgia	01-0831798

Healthfield Operating Group, Inc.	Delaware	36-4425473

Home Health Care Affiliates, Inc.	Mississippi	74-2737989

Home Health Care Affiliates of Central Mississippi, L.L.C.	Mississippi	62-1807084

Home Health Care Affiliates of Mississippi, Inc.	Mississippi	62-1775256

Home Health Care of Carteret County, Inc.	North Carolina	56-1556547

Horizon Health Network LLC	Alabama	33-1017853

Mid-South Home Care Services, Inc.	Georgia	58-1984959

Mid-South Home Care Services, LLC	Alabama	82-0559231

Mid-South Home Health Agency, Inc.	Delaware	63-0772385

Names of Additional Registrants	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number

Mid-South Home Health Agency, LLC	Alabama	82-0559199

Mid-South Home Health of Gadsden, Inc.	Georgia	14-1909499

New York Healthcare Services, Inc.	New York	22-2695367

Odyssey HealthCare, Inc.	Delaware	43-1723043

Odyssey HealthCare Austin, LLC	Delaware	none

Odyssey HealthCare Detroit, LLC	Delaware	none

Odyssey HealthCare Fort Worth, LLC	Delaware	none

Odyssey HealthCare GP, LLC	Delaware	75-2932676

Odyssey HealthCare Holding Company	Delaware	75-2925311

Odyssey HealthCare LP, LLC	Delaware	74-2998154

Odyssey HealthCare Management, LP	Delaware	75-2923658

Odyssey HealthCare of Collier County, Inc.	Delaware	87-0785005

Odyssey HealthCare of Flint, LLC	Delaware	26-3920362

Odyssey HealthCare of Hillsborough County, Inc.	Delaware	75-3238729

Odyssey HealthCare of Manatee County, Inc.	Delaware	87-0785007

Odyssey HealthCare of Marion County, Inc.	Delaware	75-3238731

Odyssey HealthCare of Northwest Florida, Inc.	Delaware	87-0784932

Odyssey HealthCare of Pinellas County, Inc.	Delaware	75-3238725

Odyssey HealthCare of St. Louis, LLC	Delaware	26-1174571

Odyssey HealthCare Operating A, LP	Delaware	75-2752908

Odyssey HealthCare Operating B, LP	Delaware	75-2937832

Names of Additional Registrants	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number

OHS Service Corp.	Texas	22-3690699

PHHC Acquisition Corp.	Delaware	38-3784032

QC-Medi New York, Inc.	New York	11-2750425

Quality Care-USA, Inc.	New York	11-2256479

Quality Managed Care, Inc.	Delaware	48-1095443

Tar Heel Health Care Services, Inc.	North Carolina	56-1456991

Tar Heel Staffing, Inc.	Georgia	05-0537926

The Healthfield Group, Inc.	Delaware	43-2068039

Total Care Home Health of Louisburg, Inc.	Georgia	68-0593592

Total Care Home Health of North Carolina, Inc.	Georgia	20-0091435

Total Care Home Health of South Carolina, Inc.	Georgia	20-0091422

Total Care Services, Inc.	Georgia	86-1095990

Van Winkle Home Health Care, Inc.	Mississippi	62-1669388

Vista Hospice Care, Inc.	Delaware	86-0808230

VistaCare, Inc.	Delaware	06-1521534

VistaCare of Boston, LLC	Delaware	26-1544595

VistaCare USA, Inc.	Delaware	86-0914505

Wiregrass Hospice LLC	Alabama	82-0559182

Wiregrass Hospice Care, Inc.	Georgia	20-0296636

Wiregrass Hospice of South Carolina, LLC	Georgia	34-2053721

3350 Riverwood Parkway, Suite 1400 Atlanta, Georgia (Address of principal executive offices)	30339 (Zip code)

Debt Securities and Guarantees of Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-154173).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of October, 2010

THE BANK OF NEW YORK MELLON

By:	/S/ SHERMA THOMAS
Name: SHERMA THOMAS
Title: SENIOR ASSOCIATE

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business June 30, 2010, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,894,000
Interest-bearing balances	70,096,000
Securities:
Held-to-maturity securities	3,740,000
Available-for-sale securities	47,179,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	1,000
Securities purchased under agreements to resell	1,090,000
Loans and lease financing receivables:
Loans and leases held for sale	22,000
Loans and leases, net of unearned income	25,167,000
LESS: Allowance for loan and lease losses	525,000
Loans and leases, net of unearned income and allowance	24,642,000
Trading assets	6,020,000
Premises and fixed assets (including capitalized leases)	1,025,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries and associated companies	883,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	4,897,000
Other intangible assets	1,403,000
Other assets	12,096,000

Total assets	175,994,000

LIABILITIES
Deposits:
In domestic offices	67,709,000
Noninterest-bearing	39,261,000
Interest-bearing	28,448,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	72,585,000
Noninterest-bearing	2,240,000
Interest-bearing	70,345,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,906,000
Securities sold under agreements to repurchase	12,000
Trading liabilities	7,528,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	1,619,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	5,096,000

Total liabilities	160,945,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,545,000
Retained earnings	6,215,000
Accumulated other comprehensive income	-1,208,000
Other equity capital components	0
Total bank equity capital	14,687,000
Noncontrolling (minority) interests in consolidated subsidiaries	362,000
Total equity capital	15,049,000

Total liabilities and equity capital	175,994,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Robert P. Kelly Catherine A. Rein	Directors